Exhibit 10.1

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

WHEREAS, Clear Channel Outdoor Holdings, Inc. (“Company”) and Scott Wells (“Employee”) entered into an Employment Agreement effective March 3, 2015 (“Agreement”);

WHEREAS, the parties desire to amend the above-referenced Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the parties enter into this First Amendment to Employment Agreement (“First Amendment”).

1.     This First Amendment is effective on the date on which the separation of Company from iHeartMedia, Inc., in accordance with the plan of reorganization filed by iHeartMedia, Inc. with the U.S. Bankruptcy Court for the Southern District of Texas pursuant to Chapter 11 of the U.S. Bankruptcy Code, occurs.

2.     Section 2(a) (Title and Duties) of the Agreement is amended to delete and replace the second sentence in its entirety with the following:

(a)	Employee shall report to Christopher William Eccleshare, the Chief Executive Officer of Clear Channel Outdoor Holdings, Inc., or his successor.

3.     Section 3(a) (Base Salary) of the Agreement is amended such that Employee’s Base Salary is increased to Nine Hundred Thousand Dollars ($900,000.00).

4.     A new subsection 4(b) (Nondisclosure of Confidential Information) is inserted as follows, and all subsequent subsections and references thereto re-lettered accordingly:

(b)

Employee understands, agrees and acknowledges that the provisions in this Agreement do not prohibit or restrict Employee from communicating with the DOJ, SEC, DOL, NLRB, EEOC or any other governmental authority, exercising Employee’s rights, if any, under the National Labor Relations Act to engage in protected concerted activity, making a report in good faith and with a reasonable belief of any violations of law or regulation to a governmental authority or cooperating with or participating in a legal proceeding relating to such violations including providing documents or other information. Employee is hereby provided notice that under the 2016 Defend Trade Secrets Act (DTSA): (1) no individual will be held criminally or civilly liable under Federal or State trade secret law for the disclosure of a trade secret (as defined in the Economic Espionage Act) that: (a) is made in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and made solely for the purpose of reporting or investigating a suspected violation of law; or, (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal so that it is not made public; and, (2) an individual who pursues a lawsuit for retaliation by an employer for reporting a suspected violation of the law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal, and does not disclose the trade secret, except as permitted by court order.

5.     Section 8(d)(iv) (Termination By Employee) of the Agreement is deleted in its entirety and replaced as follows:

(iv)	a requirement that Employee report to any person of lesser authority than the Chief Executive Officer of CCOH; or

6.     Section 9(d)(v) (Termination) of the Agreement is deleted in its entirety and replaced as follows:

(v)

Notwithstanding anything to the contrary set forth in the equity award agreements, any unvested Time Vesting equity awards scheduled to vest within the twelve (12) month period following the date of termination shall vest in full on the date of termination. Any unvested Performance Vesting Options shall remain eligible to vest for the three (3) month period following the date of termination.

7.     This First Amendment represents the complete and total understanding of the parties with respect to the content thereof, and cannot be modified or altered except if done so in writing, and executed by all parties. All other provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment on the date written below and upon full execution by all parties, this Agreement shall be effective as set forth in Section 1 above.

EMPLOYEE:

/s/ Scott Wells	Date:	3/25/19
Scott Wells

COMPANY:

/s/ Christopher William Eccleshare	Date:	3/26/19
Christopher William Eccleshare
Chairman and Chief Executive Officer -
Clear Channel Outdoor International

APPROVED & PREPARED BY:    LW/ti-tn

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